Exhibit 21.1
List of Subsidiaries

1.Aloha Petroleum LLC, a Delaware limited liability company
2.Aloha Petroleum, Ltd., a Hawaii corporation
3.Cal’s Convenience, Inc., a Texas corporation
4.Eco-Products Manufacturing of Puerto Rico Inc., a Puerto Rico corporation
5.ET-S Permian Holdings Company LP, a Texas limited partnership *
6.ET-S Permian Marketing Company LLC, a Texas limited liability company
7.ET-S Permian Pipeline Company LLC, a Texas limited liability company
8.ET-S Permian Terminals Company LLC, a Texas limited liability company
9.Fathom Global Energy FT LLC, a Delaware limited liability company
10.J.C. Nolan Pipeline Co., LLC, a Delaware limited liability company **
11.J.C. Nolan Terminal Co., LLC, a Delaware limited liability company ***
12.LegacyStar Services, LLC, a Delaware limited liability company
13.NuStar Energy L.P., a Delaware limited partnership
14.NuStar Finance LLC, a Delaware limited liability company
15.NuStar GP Holdings, LLC, a Delaware limited liability company
16.NuStar GP, Inc., a Delaware corporation
17.NuStar GP, LLC, a Delaware limited liability company
18.NuStar Services Company LLC, a Delaware limited liability company
19.NuStar Internacional, S. de R.L. de C.V., a Mexico S. De R.L. de C.V.
20.NuStar Logistics, L.P., a Delaware limited partnership
21.NuStar Permian Holdings, LLC, a Delaware limited liability company
22.NuStar Pipeline Company, LLC, a Delaware limited liability company
23.NuStar Pipeline Operating Partnership L.P., a Delaware limited partnership
24.NuStar Pipeline Partners L.P., a Delaware limited partnership
25.NuStar Supply & Trading LLC, a Delaware limited liability company
26.NuStar Terminals Operations Partnership L.P., a Delaware limited partnership
27.NuStar Terminals Services, Inc., a Delaware corporation
28.Cööperatie NuStar Holdings U.A., a Netherlands co-operative association
29.Peerless Oil & Chemicals, Inc., a Delaware corporation
30.Peerless Oil Company (Puerto Rico), Inc., a Puerto Rican corporation
31.Petro Taino Transport Corp., a Puerto Rican corporation
32.POC USVI LLC, a United States Virgin Islands limited liability company
33.Portland Terminals, LLC, a Delaware limited liability company
34.Riverwalk Logistics, L.P., a Delaware limited partnership
35.Shore Terminals LLC, a Delaware limited liability company
36.Star Creek Ranch, LLC, a Delaware limited liability company
37.Sun LP Pipeline LLC, a Delaware limited liability company
38.Sun LP Terminals LLC, a Delaware limited liability company
39.Sun Lubricants and Specialty Products Inc., a Quebec corporation
40.Sun Pipeline Holdings LLC, a Texas limited liability company
41.Sunmarks, LLC, a Delaware limited liability company
42.Sunoco Amsterdam Terminal B.V., a Netherlands private limited company
43.Sunoco Bantry Bay Terminal Limited, an Ireland limited company
44.Sunoco European Holdings Limited, an Ireland limited company
45.Sunoco Finance Corp., a Delaware corporation
46.Sunoco Global LLC, a Delaware limited liability company
47.Sunoco Ireland Limited, an Ireland limited company
48.Sunoco Marine Ltd., a Delaware corporation
49.Sunoco Midstream LLC, a Delaware limited liability company
50.Sunoco Netherlands Amsterdam B.V., a Netherlands private limited company
51.Sunoco Netherlands Ireland Holdings B.V., a Netherlands private limited company
52.Sunoco NLR LLC, a Delaware limited liability company
53.Sunoco Overseas, Inc., a Delaware corporation
54.Sunoco Refined Products LLC, a Delaware limited liability company
55.Sunoco Retail LLC, a Pennsylvania limited liability company

Exhibit 21.1
56.Sunoco, LLC, a Delaware limited liability company
57.Town & Country Food Stores, Inc., a Texas corporation

*    Sunoco LP holds a 32.5% limited partnership interest in ET-S Permian Holdings Company LP
**    J.C. Nolan Pipeline Co., LLC is held 50% by Sun LP Pipeline LLC and ET CC Holdings LLC
***    J.C. Nolan Terminal Co., LLC is held 50% by Sun LP Terminals LLC and Energy Transfer Marketing & Terminals L.P.